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                              LIST OF SUBSIDIARIES

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                                                                              Jurisdiction of       Percentage
Subsidiary                                                                     Incorporation           Owned
----------                                                                     -------------           -----
2nd City Land Owners Partnership                                               Florida                   100%
Corpus Christi Acquisition LLC, which does business as                         Delaware                  100%
         CalAllen Regional Cancer Center
FROG/Palatka Acquisition Corp.                                                 Delaware                  100%
Jaxpet/Positech, L.L.C.                                                        Florida                    80%
Mica Flo I, Inc.                                                               California                100%
Mica Flo II, Inc.                                                              Delaware                  100%
OnCure Technologies Corp.                                                      Florida                   100%
Park South Radiation Oncology Center, Ltd., which does business as             Florida                    50%
         Radiation Oncology Center of Bradenton
Radiation Oncology Management Services Corporation                             Delaware                  100%
U.S. Cancer Care, Inc.                                                         Delaware                  100%
USCC Acquisition Corp., which does business as                                 Delaware                  100%
         Valley Regional Cancer Center
         Sonora Cancer Center
         Turlock Regional Cancer Center
USCC Florida Acquisition Corporation, which does business as                   Delaware                  100%
         Florida Radiation Oncology Group
USCC Healthcare Management Corp., which does business as                       California                100%
         St. Teresa Comprehensive Care Center
         East Bay Regional Cancer Center

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